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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 09, 2002


                            UNITED COMMUNITY BANCORP
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             (Exact name of Registrant as specified in its charter)


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                        North Carolina 0-26551 56-2137427
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
(State or other jurisdiction    (Commission File No.)    (IRS Employer Identification
 of incorporation)                                       number)
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                  804 Second Street, NE, Hickory, NC 28601-3843
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (828) 431-2300



________________________________________________________________________________
             (Former name or address, if changed since last report.)

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Item 5. Other Material Events

Hickory, North Carolina. United Community Bancorp, a multi-bank holding company doing business under the bank names of Catawba Valley Bank, Hickory, North Carolina and First Gaston Bank, Gastonia, North Carolina announced third quarter earnings of $1,092,382 or $0.40 per share. This compares to $750,520 or $0.27 per share for the comparable period in 2001, a 48 percent increase.

For the nine months ending September 30, 2002. The holding Company's earnings were $2,844,943 or $1.03 per share compared to the nine month earnings from the comparable period in 2001 of $2,145,323 or $0.77 per share a 34 percent increase.

The increase in earnings is attributed to improved interest margins, loan growth and strong non-interest income growth. The Company's assets increased from $353.6 million as of June 30, 2002 to $385.4 million as of September 30, 2002 an increase of 9% for the quarter.

Questions about this release can be directed to G. Marvin Lowder at (828) 315-2800.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNITED COMMUNITY BANCORP



                                      By:  /s/R. Steve Aaron
                                           -------------------------------------
                                           R. Steve Aaron
                                           President and Chief Executive Officer


Dated:  October 09, 2002

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                                  EXHIBIT INDEX

     Exhibit
     Number                      Description of Exhibit
     ------                      ----------------------

       99                  Press Release dated October 9, 2002

                                       4